Exhibit 10.3
FIRST AMENDMENT
TO
ASSET PURCHASE AGREEMENT
THIS FIRST AMENDMENT (this “Amendment”) to that certain Asset Purchase Agreement, dated as of October 1, 2009 (the “Agreement”), by and among (i) American Processing Company, LLC, a Michigan limited liability company (d/b/a NDeX) (the “Buyer”), (ii) The Dolan Company, a Delaware corporation (f/k/a Dolan Media Company) (“DMC” and, together with the Buyer, the “Buying Parties” and each a “Buying Party”), (iii) James E. Albertelli, P.A., a Florida professional association d/b/a “Albertelli Law” (“Albertelli Florida”), (iv) The Albertelli Firm, P.C., a Georgia professional corporation (“Albertelli Georgia”), (v) Albertelli Title, Inc., a Florida corporation (“Albertelli Title,” and together with Albertelli Florida and Albertelli Georgia, the “Sellers” and each a “Seller”), and (vi) James E. Albertelli, an individual (“Albertelli,” and together with the Sellers, the “Selling Parties” and each a “Selling Party”), is made and entered into to be effective for all purposes as of July 12, 2010 among each of the Buying Parties and each of the Selling Parties.
RECITAL
Each of the Buying Parties and the Selling Parties now desire to amend the Agreement as set forth below;
In consideration of the mutual promises, covenants and agreements contained herein, the sufficiency of which is hereby agreed to and acknowledged, the parties hereto agree to amend the Agreement as follows:
AGREEMENTS
1. Amendments.
1.1 Section 8.6(b). The first sentence of Section 8.6(b) of the Agreement is hereby deleted in its entirety and replaced with the following:
(b) Non-Compete. Each Non-Compete Party hereby agrees that for a period commencing on the Closing Date and ending three (3) years from the Closing Date (the “Restricted Period”), he, she or it will not, directly or indirectly, as agent, employee, consultant, representative, manager, equityholder or in any other capacity, own (other than through the passive ownership of less than one percent (1%) of the publicly traded shares of any Person), operate, manage, control, engage in, invest in (other than through the passive ownership of less than one percent (1%) of the publicly traded shares of any Person) or participate in any manner in, act as a consultant or advisor to, render services for (alone or in association with any Person), or otherwise assist any Person that engages in or owns, invests in, operates, manages or controls any venture or enterprise that directly or indirectly engages or proposes to engage in any business competitive in any material respect with any portion of the Business anywhere in the States of Alabama, Arizona, California, Florida, Georgia, Indiana, Michigan, Minnesota, Nevada and Texas (the “Territory”).

1.2 Section 8.9. Section 8.9 of the Agreement is hereby deleted in its entirety and replaced with the following:
8.9 Covenant to Enter Into New Services Agreements. Upon the request of the Buyer after the Closing Date, Albertelli covenants and agrees, on behalf of himself individually, Albertelli Florida, Albertelli Georgia and any other law firm affiliated with him, Albertelli Florida or Albertelli Georgia, respectively (any such law firm, together with Albertelli Florida and Albertelli Georgia, each an “Albertelli Law Firm”), that, if Albertelli or any Albertelli Law Firm opens an office or otherwise does business at any time whether within or outside of the Territory, Albertelli and any such Albertelli Law Firm shall promptly enter into a services agreement with the Buyer or one or more of its Affiliates (such person, the “Default Specialist”) in substantially the form as the Florida Services Agreement (any such new services agreement, a “New Services Agreement”), but solely with respect to Albertelli’s and/or any such Albertelli Law Firm’s conduct of the Business. The Buyer (on behalf of such Default Specialist), on the one hand, and Albertelli (on behalf of any such Albertelli Law Firm), on the other hand, each acknowledge and agree that the per file fee charged by the Default Specialist for each type of file referred by such Albertelli Law Firm to the Default Specialist for processing shall be established at the lower of (i) the per file fee that the Default Specialist charges other applicable competing law firms for similar processing services for files in the applicable territory (the “New Territory”) and (ii) one hundred and twenty percent (120%) of the Default Specialist’s aggregate direct and indirect costs for providing such processing services; provided, however, that if, at the time prior to any such New Services Agreement being entered into between the Default Specialist and such Albertelli Law Firm, the Default Specialist is not then currently providing processing services in the New Territory, then only clause (ii) above shall be used for establishing the applicable file fees in such New Services Agreement.
1.3 Section 8.11. The following is hereby added to the Agreement as Section 8.11:
8.11 Covenant to Refer Files. To the extent not otherwise subject to the provisions of Section 8.10 hereof, Albertelli covenants and agrees, both on behalf of himself individually, each of his affiliates and each Albertelli Law Firm, to promptly refer to (i) the Buyer or its applicable Affiliate whether within or outside of the Territory or (ii) upon the request of the Buyer, the relevant law firm affiliated with the Buyer or its applicable Affiliate if within the Territory, all files (including, but not limited to, those types of files described in Section 3.1(a) of the Florida Services Agreement, in Section 3.1(a) of the Georgia Services Agreement or the applicable section of any New Services Agreement) with respect to which Albertelli, any of his affiliates or any Albertelli Law Firm (x) receive from any Person (including, but not limited to, any Agency, any Investor or any Client (as each such term is defined in the Florida Services Agreement)) or (y) otherwise have the ability to influence or direct the referral of such files, in each case for processing in conjunction with the residential (but not commercial) foreclosure, residential eviction, residential bankruptcy and litigation (with respect to any of the foregoing) law or trustee practices of Albertelli, any of Albertelli’s affiliates or any Albertelli Law Firm (collectively, the “Practices”). In consideration for Albertelli’s agreement, both on behalf of himself individually, each of his affiliates and each Albertelli Law Firm, to comply with this Section 8.11, the Buyer, on behalf of itself and its Affiliates, agrees to pay or cause to be paid to Albertelli, his applicable affiliate or the applicable Albertelli Law Firm a referral fee for each file referred to the Buyer or one or more of its Affiliates, which such referral fee shall be mutually agreed upon in good faith between the Buyer, on behalf of itself and any applicable Affiliate, and Albertelli, on behalf of himself, his affiliates and any applicable Albertelli Law Firm.

1.4 Section 8.12. The following is hereby added to the Agreement as Section 8.12:
8.12 Covenant to Use DMC’s Posting and Publication Services. Albertelli covenants and agrees, both on behalf of himself individually and each Albertelli Law Firm, to exclusively use DMC or one or more of DMC’s Affiliates for the publication or posting of all foreclosure, public or other legal notices required or desired to be published or posted (whether in a legal or other newspaper or on an Internet web site) in conjunction with the Practices of Albertelli or any Albertelli Law Firm or on behalf of any client of Albertelli or any Albertelli Law Firm whether within or outside of the Territory; provided, however, that (i) notwithstanding the foregoing, Albertelli Georgia shall not be required to comply with this Section 8.12 and (ii) neither Albertelli nor any applicable Albertelli Law Firm shall be required to comply with this Section 8.12 for so long as none of DMC or any of its Affiliates offer posting or publication services (collectively, the “Services”) for the relevant geographic area in which Albertelli or the applicable Albertelli Law Firm requires the publication or posting of any foreclosure, public or other legal notices in conjunction with the relevant Practice(s) of Albertelli or the applicable Albertelli Law Firm in such relevant geographic area; provided, further, however, that Albertelli, on behalf of himself individually and each Albertelli Law Firm, covenants and agrees to (1) provide not less than ten (10) days prior written notice to DMC prior to using any Person other than DMC or an Affiliate of DMC (any such other Person, a “Competing Publisher”) for the publication or posting of any foreclosure, public or other legal notices (whether in a legal or other newspaper or on an Internet web site) in conjunction with any Practice(s) of Albertelli or any Albertelli Law Firm whether within or outside the Territory, which such notice shall include (x) the name of such Competing Publisher, (y) the applicable geographic area in which the Services of such Competing Publisher are proposed to be used and (z) a description of the particular Services of such Competing Publisher which are proposed to be used by Albertelli or the applicable Albertelli Law Firm, as the case may be; and (2) enter into any contract or other agreement with any Competing Publisher for any Services which cannot be terminated without penalty by Albertelli or the applicable Albertelli Law Firm on less than thirty (30) days prior written notice by Albertelli or the applicable Albertelli Law Firm, as the case may be. Notwithstanding anything to the contrary in this Section 8.12, neither Albertelli nor any Albertelli Law Firm shall be bound by the provisions of this Section 8.12 with respect to any given particular matter solely to the extent that (A) the client of Albertelli or the applicable Albertelli Law Firm for such matter requests (without any encouragement by or on the advice of Albertelli or the applicable Albertelli Law Firm) in writing that Albertelli or the applicable Albertelli Law Firm, as the case may be, use the Services of a Competing Publisher for such matter; provided, however, that (i) both Albertelli and the applicable Albertelli Law Firm shall use their respective commercially reasonable efforts to encourage such client to use the Services of DMC or one or more of its Affiliates for such legal matter and (ii) Albertelli, both on behalf of himself individually and the applicable Albertelli Law Firm, acknowledges and agrees that for purposes of this clause (A) neither Lender Processing Services, Inc. nor any of its Affiliates shall be considered to be a client of Albertelli or the applicable Albertelli Law Firm, (B) Albertelli or the applicable Albertelli Law Firm determine, in good faith, that there is an applicable Legal Requirement which requires that Albertelli or the applicable Albertelli Law Firm, as the case may be, use the Services of a Competing Publisher for such matter on behalf of such client of Albertelli or the applicable Albertelli Law Firm; provided, however, that Albertelli or the applicable Albertelli Law Firm shall promptly provide DMC with a written opinion of counsel to such effect, or (C) Albertelli or the applicable Albertelli Law Firm receive a written directive from a Governmental Body having jurisdiction over Albertelli or the applicable Albertelli Law Firm, as the case may be, to the effect that Albertelli or the applicable Albertelli Law Firm, as the case may be, must use the Services of a Competing Publisher for such matter on behalf of such client of Albertelli or the applicable Albertelli Law Firm; provided, however, that Albertelli or the applicable Albertelli Law Firm shall promptly provide DMC with a written copy of any such written directive.

1.5 New Definitions. The following definitions are hereby added to Section 9.12 of the Agreement in their applicable alphabetical order:
“Albertelli Law Firm” has the meaning set forth in Section 8.9 hereof.
“Competing Publisher” has the meaning set forth in Section 8.12 hereof.
“Default Specialist” has the meaning set forth in Section 8.9 hereof.
“New Services Agreement” has the meaning set forth in Section 8.9 hereof.
“New Territory” has the meaning set forth in Section 8.9 hereof.
“Practices” has the meaning set forth in Section 8.11 hereof.
“Services” has the meaning set forth in Section 8.12 hereof.
2. Certain Other Agreements.
2.1 Early Payment of 2010 Earn Out Payment. In consideration for (i) the Selling Parties entering into this Amendment, (ii) Albertelli entering into that certain First Amendment to Employment Agreement (the “Employment Agreement Amendment”), dated as of the date of this Amendment, by and between the Buyer and Albertelli, (iii) Albertelli Florida and Albertelli entering into that certain First Amendment to Services Agreement (the “Florida Services Agreement Amendment”), dated as of the date of this Amendment, by and among the Buyer, Albertelli Florida and Albertelli, and (iv) Albertelli Georgia and Albertelli entering into that certain First Amendment to Services Agreement (the “Georgia Services Agreement Amendment”), dated as of the date of this Amendment, by and among the Buyer, Albertelli Georgia and Albertelli, the Buyer agrees, notwithstanding anything to the contrary in Section 2.3(a)(i) of the Agreement and regardless of whether Adjusted EBITDA actually equals or exceeds the 2010 Adjusted EBITDA Target for the 2010 Earn Out Period once determined in accordance with Section 2.3(b) of the Agreement, to pay (such payment, the “Early 2010 Earn Out Payment”) to each Seller on October 1, 2010 such Seller’s Allocable Percentage of the Earn Out Payment Amount for the 2010 Earn Out Period to the bank account for such Seller set forth on Exhibit 2.1(a) to the Agreement. Upon receipt of the Early 2010 Earn Out Payment by the Sellers, each Selling Party acknowledges and agrees that the Sellers shall have received payment in full satisfaction of all of the Buying Parties’ obligations under Section 2.3(a)(i) of the Agreement.
3. Reference to and Effect on the Agreement.
3.1 Each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Agreement as amended hereby.
3.2 Except as specifically amended above, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

4. Miscellaneous.
4.1 This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Amendment will become effective after (i) a counterpart to this Amendment has been executed and delivered by each of the Buying Parties and each of the Selling Parties, (ii) a counterpart to the Employment Agreement Amendment has been executed and delivered by each of the Buyer and Albertelli, (iii) a counterpart to the Florida Services Agreement Amendment has been executed and delivered by each of the Buyer, Albertelli Florida and Albertelli, and (iv) a counterpart to the Georgia Services Agreement Amendment has been executed and delivered by each of the Buyer, Albertelli Georgia and Albertelli. This Amendment, and any amendments hereto, to the extent signed and delivered by means of a facsimile machine or other electronic transmission (including transmission in portable document format by electronic mail), shall be treated in all manner and respects and for all purposes as an original agreement and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties, except that the failure of any party to comply with such a request shall not render this Amendment, and any amendments hereto, invalid or unenforceable. No party hereto or to any such other agreement or instrument shall raise the use of a facsimile machine or other electronic transmission to deliver a signature, or the fact that any signature was transmitted or communicated through the use of a facsimile machine or other electronic transmission, as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.
4.2 Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
4.3 The language used in this Amendment will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
4.4 If and to the extent there are any inconsistencies between the Agreement and this Amendment, the terms of this Amendment shall control.
4.5 This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflict of laws doctrines.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first hereinabove written.

AMERICAN PROCESSING COMPANY, LLC
By:	/ Scott J. Pollei /
	Name:	Scott J. Pollei
	Its:	Vice President

THE DOLAN COMPANY (f/k/a DOLAN MEDIA COMPANY)
By:	/ Scott J. Pollei /
	Name:	Scott J. Pollei
	Its:	Executive Vice President and Chief Operating Officer

JAMES E. ALBERTELLI, P.A.
By:	/ James Albertelli /
	Name:	James Albertelli
	Its:	President

THE ALBERTELLI FIRM, P.C.
By:	/ James Albertelli /
	Name:	James Albertelli
	Its:	President

ALBERTELLI TITLE, INC.
By:	/ James Albertelli /
	Name:	James Albertelli
	Its:	President

/ James Albertelli /
JAMES E. ALBERTELLI, individually